Exhibit 99.1

M-tron Industries, Inc. Announces Completion of Rights Offering

ORLANDO, Florida (April 27, 2026) – M-tron Industries, Inc. (NYSE American: MPTI) (“Mtron” or the “Company”), a U.S.-based designer and manufacturer of highly-engineered electronic components and solutions for the aerospace and defense, avionics, and space industries, announced today the completion of its previously announced rights offering (the “Rights Offering”), which expired at 5:00 p.m., New York City time, on April 20, 2026. The Company received approximately $42.1 million in proceeds, which will be used to support its efforts to continue to increase earnings and shareholder return, and may also be used for potential acquisitions, strategic investments, investment in a strategic RF fund, or general corporate purposes.

The Company has been informed by the subscription agent that 713,362 shares of common stock, par value $0.01 per share (“Common Stock”), were issued to those rightsholders exercising basic and, if applicable, oversubscription privileges. Approximately 83.6% of the shares of Common Stock to be issued as a result of the Rights Offering were subscribed for pursuant to validly exercised basic subscription privileges. As a result, the remaining shares of Common Stock available for issuance to those rightsholders validly exercising oversubscription privileges were allocated pro rata based on the number of rights underlying such rightsholders’ basic subscription privilege. There was no single proration factor for this allocation due to the process by which the subscription agent allocated the remaining shares, which involved multiple rounds of proration among the validly oversubscribing rightsholders, as described in the final prospectus relating to the Rights Offering, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026. After giving effect to the Rights Offering, the Company will have approximately 4.3 million shares of Common Stock issued and outstanding.

The shares of Common Stock purchased in the Rights Offering were issued by Mtron on April 27, 2026. Mtron expects the subscription agent to distribute refunds for unfulfilled oversubscriptions of DTC participants on or about April 27, 2026 and to mail refund checks for unfulfilled oversubscriptions of registered holders on or about April 27, 2026. Any beneficial owner that exercised rights through a broker, dealer or nominee should contact such broker, dealer or nominee regarding when such beneficial owner should expect to receive their shares of Common Stock or refunds for unfulfilled oversubscriptions. Checks for the proceeds from the sale of rights by the subscription agent were distributed beginning on April 27, 2026.

About Mtron

M-tron Industries, Inc. (NYSE American: MPTI) designs, manufactures, and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, Mtron provides close support to its customers throughout our products' entire life cycle, including product design, prototyping, production, and subsequent product upgrades. Mtron has design and manufacturing facilities in Orlando, Florida, and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India. For more information, visit www.mtron.com.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to Mtron, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by Mtron with the Securities and Exchange Commission, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K as filed with the SEC on March 26, 2026. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. Mtron undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

M-tron Industries, Inc. Investor Relations
ir@mtron.com

Cameron Pforr
Chief Executive Officer